Exhibit 10.47
AGREEMENT AND PLAN OF MERGER
          AGREEMENT AND PLAN OF MERGER, dated as of April 1, 2003, by and between USASECURE CORP, a Delaware corporation (the “Company”), GlobalSecure Ltd., a Delaware corporation (the “Purchaser”) and C. Thomas McMillen (the “Sole Shareholder”).
          WHEREAS, the Boards of Directors of the Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and
          WHEREAS, in furtherance of such acquisition, the Boards of Directors of the Purchaser and the Company have each approved the merger of the Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “GCL”) and upon the terms and subject to the conditions set forth herein; and
          WHEREAS, all of the issued and outstanding common equity of the Company is of record and beneficially owned by the Sole Shareholder; and
          WHEREAS, the Sole Shareholder has voted his shares in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger (as hereinafter defined).
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser and the Company hereby agree as follows:
ARTICLE I
THE MERGER
          SECTION 1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the GCL, the Company shall be merged (the “Merger”) with and into the Purchaser as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger the Purchaser shall continue as the surviving corporation and the separate corporate existence of the Company shall cease.
          SECTION 1.02 Effective Time. The Merger shall become effective upon filing with the Delaware Secretary of State of a certificate of merger executed in accordance with the relevant provisions of the GCL (the time the Merger becomes effective being the “Effective Time”).
          SECTION 1.03 Effects of the Merger. The Merger shall have the effects set forth in the GCL. Without limitation, upon the effectiveness of the Merger: (a) the separate existence of the Company shall cease; (b) the Purchaser as the surviving corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and the Purchaser; (c) all real and personal property, tangible and intangible, of every kind and description belonging to the Company and the Purchaser shall be vested in the Purchaser as the surviving corporation without further act or deed, and the title to any real estate or any interest therein vested in either the Company or the Purchaser shall not revert or in any way be impaired by reason of the Merger; (d) the Purchaser as the surviving corporation shall be liable for all the obligations and liabilities of each of the Company and the Purchaser and any claim existing or action or proceeding pending by or against either the Company or the Purchaser may be enforced as if the Merger had not taken place; and (e) neither the rights of creditors nor any liens upon or security interests in the property of either the Company or the Purchaser shall be impaired by the Merger.
          SECTION 1.04 Certificate of Incorporation and By-Laws. Without further action by the Company or the Purchaser, the Certificate of incorporation and By-laws of the Purchaser as in effect at the Effective Time shall continue to be the Certificate of Incorporation and By-Laws of the Purchaser as the surviving corporation.
          SECTION 1.05 Directors. The directors of the Purchaser at the Effective Time shall be the initial directors of the Purchaser as the surviving corporation, until their successors shall have been duly elected or appointed and qualified.
          SECTION 1.06 Officers. The officers of the Purchaser at the Effective Time shall be the initial officers of the Company as the surviving corporation, until their successors have been duly appointed.
          SECTION 1.07 Conversion of Shares. At the Effective Time, each of the 5,000,000 issued and outstanding shares of Class B Common Stock, par value $.0001 of the Company (“Company Common Stock”), said shares being the only issued and outstanding shares of the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof be converted into seventy eight hundredths of a share of Common Stock, par value $.0001 of the Purchaser, or an aggregate of 3,900,000 shares (the “Merger Consideration”).
          SECTION 1.08 Shareholders’ Meeting. The Purchaser, acting through its Board of Directors, shall in accordance with applicable law obtain the approval of its shareholders for the Merger in accordance with the provisions of the GCL.
          SECTION 1.09 Filing of Certificate of Merger. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof, the Company and the Purchaser shall execute and file a Certificate of Merger in the manner required by the GCL and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filings referred to in this Section, a closing will be held at the offices of Fredric J. Gruder, Huntington, New York (or such other place as the parties may agree) for the purpose of confirming all of the foregoing. At the Closing, Purchaser shall deliver the Merger Consideration to Purchaser’s attorney for release to the Sole Shareholder upon confirmation that the Effective Time has occurred.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Company represents and warrants to the Purchaser that:

          SECTION 2.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the business operations or financial condition of the Company taken as a whole. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole. Schedule 2.01 sets forth each jurisdiction where the Company is qualified to do business as a foreign corporation. The Company has heretofore made available to the Purchaser accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of the Company. The Company has no subsidiaries and is not a party to any partnership, agency or joint venture agreement.
          For purposes of this Agreement, the term “subsidiary” shall mean each corporation or other entity in which a corporation owns or controls, directly through one or more subsidiaries, 50% or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions.
          SECTION 2.02 Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Class A Common Stock, par value $.0001 per share, none of which shares are issued and outstanding as of the date hereof; (ii) 20,000,000 shares of Class B Common Stock, par value $.0001 per share, 5,000,000 of which are issued and outstanding on the date hereof (the “Company Shares”); and (iii) 5,000,000 shares of preferred stock, none of which have been designated, issued or are outstanding. All of the issued and outstanding Company Shares are validly issued, fully paid and non-assessable and free of preemptive rights. Except for the Company Shares, there are no shares of capital stock of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell or pay any amount with respect to any of its securities.
          SECTION 2.03 Authority Relative to this Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and the Sole Shareholder and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the provisions of any bankruptcy, insolvency, moratorium or similar law applicable to the rights of creditors generally.

          SECTION 2.04 No Violations. Except for the filing and recording of a Certificate of Merger as required by the GCL no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company taken as a whole or which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company is a party or by which it or its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole and which would not prevent or delay in any material respect the consummation of the transactions contemplated hereby (each of such effects being referred to as a “Material Adverse Effect,” provided that, for the purposes of Article III hereof, the term “Material Adverse Effect” shall be deemed to refer to the occurrence of any such event with respect to the financial condition, results of operations or business of the Purchaser).
          SECTION 2.05 Properties.
               (a) The Company and its subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets (whether real or personal, and whether tangible or intangible).
               (b) There is no violation of any law, regulation or ordinance (including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the properties and assets of the Company and its subsidiaries except such violations as would not, in the aggregate, have a Material Adverse Effect.
          SECTION 2.06 No Undisclosed Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition situation or set of circumstances which could reasonably result in such a liability.
          SECTION 2.07 Litigation. There are no actions, suits, or proceedings pending against, or to the knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official.

          SECTION 2.08 Taxes. Except as disclosed in the financial statements referred to in Section 2.05, the Company has duly filed with the appropriate federal, state and local governments or governmental agencies, all federal, state and local income tax returns and declarations of estimated tax and all other material tax returns and reports required to be filed and has paid in full when due all taxes, licenses and fees, including interest and penalties, shown to be due thereon. All material claims for federal, state and local taxes asserted against the Company have either been paid or adequately provided for. Neither the Company nor any subsidiary has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986 (the “Code”). The Company has not agreed and has not been required to make any adjustment under Section 481(a) of the Code by reason of a change of accounting or otherwise.
          SECTION 2.09 No Activities. Since its incorporation the Company has not engaged in any active business and has not suffered any Material Adverse Change
ARTICLE II(A)
REPRESENTATIONS AND WARRANTIES
OF THE SOLE SHAREHOLDER
          SECTION 2(A).01 Accuracy of Representations and Warranties of the Company. To the best of Sole Shareholder’s knowledge, each representation and warranty of the Company is true, accurate and complete in all respects and does not omit to state a fact necessary to make such representation or warranty, not misleading.
          SECTION 2(A).02 Investment Representations. Sole Shareholder has been advised that the shares in the Purchaser to be issued to the Sole Shareholder have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the relevant State Laws, but are being offered and will be sold pursuant to exemptions from the Securities Act and State Laws, and that the Company’s reliance upon such exemptions is predicated in part on Sole Shareholder’s representations contained herein. Sole Shareholder represents and warrants that the shares in the Purchaser to be issued to the Sole Shareholder are being acquired for Sole Shareholder’s own account and for long-term investment and without the intention of reselling or redistributing the shares in the Purchaser to be issued to the Sole Shareholder. Sole Shareholder acknowledges and agrees that the following legend will be placed on the Certificate for the shares in the Purchaser to be issued to the Sole Shareholder:
“The securities represented by this certificate have been acquired for investment under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”). Such securities may not be offered, sold, or transferred in the absence of (A) an effective registration statement under the 1933 or (B) an exemption therefrom and an opinion of counsel to the issuer to such effect.”
     Sole Shareholder further represents and agrees that if, contrary to Sole Shareholder’s foregoing intentions, Sole Shareholder should later desire to dispose of or transfer any of the shares in the Purchaser to be issued to the Sole Shareholder in any manner, Sole Shareholder shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such shares pursuant to the Securities Act and applicable State Laws, or (ii) registration of such shares (it being expressly understood that the Company shall not have any obligation to register such shares). Sole Shareholder represents and warrants that he is a bona fide resident of (or if Sole Shareholder is other than a natural person, is a legal entity organized or incorporated under the laws of, and is domiciled in) the State of New York. Sole Shareholder represents and warrants that he is an officer of the Purchaser and, accordingly an accredited investor as defined in Rule 502 under the Securities Act. Sole Shareholder represents and warrants that he has or will make a full investigation of the Purchaser and is aware that an investment in the Purchaser is highly speculative and not suitable to a person who can not afford to lose his entire investment.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER
          The Purchaser represents and warrants to each of the Company and the Sole Shareholder as follows:
          SECTION 3.01 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a Material Adverse Effect. The Purchaser has heretofore made available to the Company complete and correct copies of its Certificate of Incorporation and By-laws, as in effect on the date hereof.
          SECTION 3.02 Authority Relative to this Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company’s Board of Directors has authorized the transactions contemplated herein and have determined that the transactions contemplated herein are in the best interests of the Purchaser and its Shareholders. No other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for the approval of the Purchaser’s shareholders referred to herein. Subject to the approval of the Purchaser’s shareholders, this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms, subject to the provision of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.
          SECTION 3.03 No Violations. Except for the filing and recording of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement, except for filings, permits, authorizations, consents or approvals, the failure to obtain which would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or By-laws, (ii) result in a violation or breach of, or constitute

(with or without due notice or lapse of time or both) a default or give rise to any right to termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of the Purchaser and which would not prevent or delay in any material respect the transactions contemplated hereby.
          SECTION 3.04 Financial Statements. The Purchaser is newly formed and has not prepared any financial statements.
          SECTION 3.05 Properties.
               (a) The Purchaser and its subsidiaries have good and marketable title to, or in the case of leased property have valid leasehold interests in (which leases are in full force and effect and with respect to which no event of default has occurred and is continuing), all properties and assets used by it in its business.
               (b) There is no violation of any law, regulation or ordinance (including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the properties and assets of the Purchaser.
          SECTION 3.06 Litigation. There are no actions, suits, or proceedings pending against, or to the knowledge of the Purchaser, threatened against the Purchaser before any court or arbitrator or any governmental body, agency or official.
          SECTION 3.07 Taxes. The Purchaser is newly formed and has not been required to file and tax returns with any governmental entity.
ARTICLE IV
COVENANTS
          SECTION 4.01 Conduct of the Business of the Company and the Purchaser.
     Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of the Company and the Purchaser will each conduct its respective operations according to its ordinary course of business and consistent with past practice, and will each use its reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company, nor the Purchaser will, without the prior written consent of the other:
               (a) amend its Certificate of Incorporation or By-laws;

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of stock of any class or any other securities;
               (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;
               (d) except in the ordinary course of business consistent with past practices (i) incur or assume any long-term or short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except wholly-owned subsidiaries of the Company; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;
               (e) except pursuant to written agreements in effect on the date hereof, acquire, sell, lease, create liens with respect to or dispose of any material assets outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;
               (f) except as may be required by law, take any action to initiate, terminate or amend any of its employee benefit plans; and
               (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.
          SECTION 4.02 Access to Information.
               (a) Between the date of this Agreement and the Effective Time, each of the Company and the Purchaser will give the other and its authorized representatives access to its respective facilities, books and records as the other may reasonably request, will permit the other to make such inspections as it may reasonably require and will cause its officers to furnish the other with such financial and operating data and other information with respect to its business and properties as the other may from time to time reasonably request.
               (b) Each of Purchaser and the Company will hold and will cause its affiliates, associates and representatives to hold in strict confidence all documents and information concerning the other furnished in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the disclosing party, or (ii) later lawfully acquired by the disclosing party (or its affiliates) from other sources) and will not release or disclose such information to any other person, except in connection with this Agreement to (i) its representatives and (ii) financing sources, after such financing sources have agreed to be bound by the terms of confidentiality agreements substantially equivalent to the provisions of this Section 4.03(b) (it being understood that such persons shall be informed by Purchaser of the confidential nature of such information and shall be directed by Purchaser to treat such information confidentially); provided that each party and its representatives may provide such documents or information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished. If the transactions contemplated by this Agreement are not consummated, such confidence shall continue to be maintained in accordance with the terms and conditions above set forth.
          SECTION 4.03 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.
          SECTION 4.04 Notification of Certain Matters. The parties agree to give prompt notice to each other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time (including any such occurrence or failure of which either party is or becomes aware with respect to the other) and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
ARTICLE V
CONDITIONS TO CONSUMMATION
OF THE MERGER
          SECTION 5.01 Conditions to Consummation of the Merger. The obligations of the Purchaser are, at Purchaser’s option, subject to the fulfillment of the conditions hereinafter set forth:
               (a) The Company shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.
               (b) The representations and warranties of the Company and the Sole Shareholder contained herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Closing Date and the Purchaser shall have received a certificate of the President of the Company to such effect.
               (c) The Purchaser’s shareholders shall have approved the merger in accordance with the GCL.
               (d) There shall have been no material adverse change in the business, properties or financial condition of the Company from such condition on the date hereof.

               (e) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation of the Proposed Recapitalization or the Merger.
               (f) No shareholders of the Purchaser shall have made any written demand for an appraisal.
          SECTION 5.02 Conditions to the Obligations of the Company. The obligations of the Company and the Sole Shareholder are, at the Company’s and Shareholder’s options, subject to the fulfillment of the conditions hereinafter set forth.
               (a) Purchaser shall have performed and complied with all of the conditions and agreements required by this Agreement to be performed or complied with by it prior to the Effective Time in all material respects.
               (b) The representations and warranties of the Purchaser contained herein shall have been true and correct in all material respects as of the date hereof and shall be true and correct as of the Closing Date and the Purchaser shall have received a certificate of the President of the Company to such effect.
               (c) The Purchaser’s shareholders shall have approved the Merger in accordance with Delaware law and Certificates of Designation shall have been filed as amendments to the Certificate of Incorporation of Purchaser authorizing the issuance of the shares of Preferred Stock required to be issued in accordance with the provisions of Section 1.05 hereof.
               (d) There shall have been no material adverse change in the business, properties or financial condition of the Purchaser from such condition on the date hereof.
               (e) On the Closing Date (i) there shall be no injunction, restraining order, or order of any nature issued by a court of competent jurisdiction which directs that any transaction contemplated by this Agreement shall not be consummated and (ii) there shall be no suit, action, investigation or other proceeding pending or threatened by any governmental agency or private party seeking to restrain or prohibit the consummation of any material transaction contemplated hereby or the obtaining of any material amount of damages from any party hereto or any officer or director of any such party, in connection with the consummation the Merger.
               (f) No shareholders of the Purchaser shall have made any written demand for an appraisal.

ARTICLE VI
TERMINATION; AMENDMENT; WAIVER
          SECTION 6.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Purchaser, but prior to the Effective Time:
               (a) by mutual written consent of the Purchaser, the Sole Shareholder and the Company;
               (b) by any party if the Effective Time shall not have occurred on or before April 30, 2003; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or
               (c) by the any party if any United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and is permanent and non-appealable and has the effect of prohibiting consummation of the Merger or the provision of the financing necessary for such transactions.
               (d) in the event of a breach by a party of any material term or condition hereof.
     Any unilateral termination of this Agreement permitted by this Section 6.01 shall be effective upon the giving of the written notice by the terminating party in the manner provided herein.
          SECTION 6.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement; that with respect to breaches of this Agreement the Purchaser shall not be responsible for, or have any liability in respect of, any action or intended failure to act by the Company or the Sole Stockholder.
          SECTION 6.03 Amendment. This Agreement may be amended by action taken by the Company and the Purchaser at any time before or after adoption of this Agreement by the shareholders of the Purchaser but, after any such approval, no amendment shall be made which changes the amount or form of consideration to be paid in the Merger or adversely affects the rights of the Purchaser’s shareholders hereunder without the approval of such shareholders. It is acknowledged and agreed that an amendment which extends the time by which the Effective Time must occur in order to obtain any required third party or governmental consent or to comply with any judicial or administrative ruling or order shall not be deemed to adversely affect such rights. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

          SECTION 6.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreements on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE VII
MISCELLANEOUS
          SECTION 7.01 Survival. The representations and warranties made herein shall not survive beyond the Effective Time. The covenants and agreements of the parties in this Agreement shall survive in accordance with their terms, and when no term is specified, shall survive indefinitely.
          SECTION 7.02 Entire Agreement; Assignment. This Agreement (including any other agreements referred to herein) (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that the Purchaser may assign its rights and obligations to any subsidiary of the Purchaser, but no such assignment shall relive the Purchaser of its obligations hereunder if such assignee does not perform such obligations.
          SECTION 7.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          SECTION 7.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to the Purchaser:	GlobalSecure Ltd.
110 Wall Street
New York, NY 10005
Attn: President

With copies to:	Fredric J. Gruder, Esq.
775 Park Avenue — Suite 255
Huntington, NY 11743

If to the Company
or the Purchaser:	USASecure Corp.
8401 Corporate Drive
Suite 230

Landover, MD 20785
Attn: C. Thomas McMillen
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
          SECTION 7.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they are applied to contracts executed, delivered and to be entirely performed within the State of New York, provided, however, that the consummation and effectiveness of the merger shall be governed by and construed in accordance with the laws of the State of Delaware
          SECTION 7.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
          SECTION 7.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
          SECTION 7.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.
          SECTION 7.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereto and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
          IN WITNESS WHEREOF, the undersigned has executed this Agreement and Plan of Merger this 15th day of April, 2003.
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GlobalSecure Ltd.		USASecure Corp.

By:	/s/ Craig Bandes	By:	/s/ C. Thomas McMillen

	Craig Bandes, President		C. Thomas McMillen, President